UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 11, 2010

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2010, we entered into a new employment agreement and an amended and restated engagement Agreement with Dr. William A. Carter, our Chief Executive Officer and Chairman of the Board, and an employment agreement with Thomas K. Equels, our General Counsel, Secretary and newly appointed Executive Vice Chairman of the Board.

Agreements with Dr. William A. Carter

Dr Carter’s new employment agreement (Exhibit 10.3 attached hereto) and his amended and restated engagement agreement (Exhibit 10.4 attached hereto) are similar in form to his existing employment agreement (Exhibit 10.1), which expires at year end and his existing engagement agreement (Exhibit 10.2).

Dr. Carter is employed as our Chief Executive Officer and Chairman of the Board. The renewed Employment Agreement expires December 31, 2015, unless sooner terminated for cause, death or disability or upon 30 days prior written notice by Dr. Carter. His base annual salary is $500,000. Consistent with our initiatives to develop domestic and international markets for Alferon N Injection® and ongoing efforts to commercialize Ampligen®, Dr. Carter also is entitled to incentive bonuses of 2.5% related to product sales, joint ventures or corporate partnering arrangements, and 5% of any sale of our company or substantially all of our assets not in the ordinary course of our business. These incentive bonuses, if earned, are not to exceed in the aggregate an annual maximum of $5,000,000. Further, pursuant to his Employment Agreement, we are issuing to Dr. Carter non-qualified stock options to purchase 500,000 shares annually for the term of the agreement.

Pursuant to Dr. Carter’s Amended And Restated Engagement Agreement, we have engaged Dr. Carter as a consultant relating to patent development. The Amended And Restated Engagement Agreement expires on December 31, 2015 unless sooner terminated for cause, death or disability or upon 30 days prior written notice by Dr. Carter. Dr. Carter’s base annual fee is $300,000.

Agreement with Thomas K. Equels

Pursuant to his Employment Agreement (Exhibit 10.5 attached hereto), which is generally patterned after Dr. Carter’s Employment Agreement, Mr. Equels is employed as our General Counsel, Secretary and Executive Vice Chairman. In addition to his duties as General Counsel, Secretary and Executive Vice Chairman of the Board, Mr. Equels now will be responsible for overseeing activities related to the sales of our products with the goal of generating substantial revenues through domestic and worldwide markets. The agreement expires December 31, 2015 unless sooner terminated for cause, death or disability, or upon 30 days prior written notice by Mr. Equels. His base annual salary is $400,000. Consistent with our initiatives to develop domestic and international markets for Alferon N Injection® and ongoing efforts to commercialize Ampligen®, Mr. Equels also is entitled to an incentive bonus of 5% of the gross proceeds received from any product sales, joint venture or corporate partnering arrangements, or any sale of our company or substantially all of our assets not in the ordinary course of our business up to an annual aggregate maximum of $5,000,000. Further, pursuant to his employment agreement, we are issuing to Mr. Equels non-qualified stock options to purchase 300,000 shares annually for the term of the agreement.

Item 9.01.     Financial Statements and Exhibits.

  (c) Exhibits:

10.1	William A. Carter Amended And Employment Agreement (dated March 11, 2005).

10.2	William A. Carter Amended And Restated Engagement Agreement (dated March 11, 2005).

10.3	William A. Carter Employment Agreement (dated June 11, 2010).

10.4	William A. Carter Amended and Restated Engagement Agreement (dated June 11, 2010).

10.5	Thomas K. Equels Employment Agreement (dated June 11, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

June 11, 2010	By:	/s/ William A. Carter
William A. Carter M.D.,
Chief Executive Officer